UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2018

The Jones Financial Companies, L.L.L.P.

(Exact Name of Registrant as Specified in Its Charter)

Missouri	0-16633	43-1450818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12555 Manchester Road, Des Peres, Missouri	63131
(Address of Principal Executive Offices)	(Zip Code)

(314) 515-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02 (c) Appointment of New Managing Partner

On May 7, 2018, the Partnership announced that it had appointed general partner Penny Pennington, 54, as Managing Partner of the Partnership, effective January 1, 2019. Ms. Pennington will replace current Managing Partner James Weddle, who has led the firm for the past 13 years and, as previously disclosed, will retire as Managing Partner as of December 31, 2018. Ms. Pennington is a member of the Partnership’s Executive, Management and Audit Committees, and is the principal responsible for Edward Jones’ Client Strategies Group, which encompasses Client Solutions, Products, Research and Trading, and Marketing. For the remainder of 2018, she will work with Managing Partner James Weddle and the Executive Committee to transition her current responsibilities.

Ms. Pennington joined Edward Jones in 2000 as a financial advisor in Livonia, Michigan where she built a successful practice. In 2006, she was named a principal and relocated to the firm’s St. Louis headquarters, where she has held a number of senior leadership roles in key divisions. Most recently, she has led the Client Strategies Group since 2015. Ms. Pennington holds a Chartered Financial Analyst (CFA) designation, is a graduate of The University of Pennsylvania’s Wharton School Securities Industry Institute, and earned her MBA from the Kellogg School of Management at Northwestern University.

Edward Jones’ Partnership Agreement of Registered Limited Liability Partnership provides that the Managing Partner has primary responsibility for administering the Partnership’s business, determining its policies and controlling the management and conduct of the Partnership’s business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES FINANCIAL COMPANIES, L.L.L.P.

Date: May 8, 2018	By:	/s/ Kevin D. Bastien
	Name:	Kevin D. Bastien
	Title:	Chief Financial Officer